                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of PowerChannel, Inc.
We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Powerchannel, Inc., of our report dated March 14, 2003 relating to the financial statements of Powerchannel, Inc. formerly known as Sealant Solutions, Inc. appearing in the Annual Report on Form 10-KSB of Powerchannel, Inc. formerly known as Sealant Solutions, Inc. for the year ended December 31, 2002.


/s/Radin Glass &Co., LLP
--------------------------------------
Radin Glass & Co., LLP
Certified Public Accountants



New York, New York
August 8, 2003